As filed with the Securities and Exchange Commission on June 30, 1998


                                                      Registration No. 333-06481


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                              ____________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                          LOCKHEED MARTIN CORPORATION
             (Exact name of registrant as specified in its charter)


       MARYLAND                                              52-1893632
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)


                              6801 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                    (Address of principal executive offices)

                              ____________________

                        LOCKHEED MARTIN TACTICAL DEFENSE
                              SYSTEMS SAVINGS PLAN
                              (Full Title of Plan)
                              ____________________


                           STEPHEN M. PIPER, ESQUIRE
                           ASSOCIATE GENERAL COUNSEL
                            AND ASSISTANT SECRETARY
                          LOCKHEED MARTIN CORPORATION
                              6801 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                                 (301) 897-6000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


================================================================================

                             EXPLANATORY STATEMENT
                             ---------------------


     In connection with the acquisition of Loral Corporation by Lockheed Martin Corporation (the "Corporation"), on June 21, 1997 the Corporation filed a Registration Statement on Form S-8 (Reg. No. 333-06481) (the "Registration Statement") registering 350,000 shares of Lockheed Martin Corporation Common Stock for use in connection with the Lockheed Martin Tactical Defense Systems Savings Plan (the "Plan"). The Corporation has combined that portion of the Plan relating to salaried employees with the Lockheed Martin Corporation Salaried Savings Plan (the "SSP") and that portion of the Plan relating to hourly employees with the Lockheed Martin Corporation Performance Sharing Plan (the "PSP"). As a consequence of this combination, shares of Lockheed Martin Corporation Common Stock previously registered by the Corporation for use in connection with the Plan on the Registration Statement and not already issued will not be issued in connection with the Plan by the Corporation.

     Pursuant to the Corporation's undertakings in the Registration Statement and in accordance with advice received by the Corporation from the Office of Chief Counsel of the Division of Corporation Finance, the Corporation is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration under the Registration Statement the shares of Lockheed Martin Corporation Common Stock registered thereunder which will not be issued in connection with the Plan. Simultaneously with the filing of this Post-Effective Amendment No. 1, the Corporation is filing a Registration Statement on Form S-8 registering shares of Lockheed Martin Corporation Common Stock for use in connection with the SSP and the PSP. The shares so registered will include the shares not used in connection with the Plan being deregistered hereunder.

Item 8.        Exhibits
------         --------

Exhibit No.    Description
-----------    -----------

     24        Powers of Attorney

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-06481 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland and on the date indicated below.


                                    LOCKHEED MARTIN CORPORATION

Date:  June 30, 1998                By:/s/Stephen M. Piper
                                       -------------------
                                       Stephen M. Piper
                                       Associate General Counsel
                                       and Assistant Secretary


     Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-06481 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland.

                                    LOCKHEED MARTIN TACTICAL DEFENSE
                                    SYSTEMS SAVINGS PLAN

Date:  June 30, 1998                By:/s/Thomas F. Kinstle
                                       --------------------
                                       Thomas F. Kinstle
                                       Vice President, Benefit
                                       Finance & Administration

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-06481 on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

            Signature                   Title                  Date
       --------------------  ----------------------------  -------------

/s/    Vance D. Coffman      Chairman and Chief Executive  June 30, 1998
---------------------------  Officer
       Vance D. Coffman*

/s/    Marcus C. Bennett     Executive Vice President,     June 30, 1998
---------------------------  Chief Financial Officer and
       Marcus C. Bennett*    Director

/s/    Todd J. Kallman       Chief Accounting Officer      June 30, 1998
---------------------------
       Todd J. Kallman*

/s/    Norman R. Augustine   Director                      June 30, 1998
---------------------------
       Norman R. Augustine*

/s/    Lynne V. Cheney       Director                      June 30, 1998
---------------------------
       Lynne V. Cheney*

/s/    James F. Gibbons      Director                      June 30, 1998
---------------------------
       James F. Gibbons*

/s/    Edward E. Hood, Jr.   Director                      June 30, 1998
---------------------------
       Edward E. Hood, Jr.*

/s/    Caleb B. Hurtt        Director                      June 30, 1998
---------------------------
       Caleb B. Hurtt*

/s/    Gwendolyn S. King     Director                      June 30, 1998
---------------------------
       Gwendolyn S. King*

/s/    Vincent N. Marafino   Director                      June 30, 1998
---------------------------
       Vincent N. Marafino*

/s/    Frank Savage          Director                      June 30, 1998
---------------------------
       Frank Savage*




/s/    Peter B. Teets        Director                      June 30, 1998
---------------------------
       Peter B. Teets*

/s/    Carlisle A.H. Trost   Director                      June 30, 1998
---------------------------
       Carlisle A.H. Trost*

/s/    James R. Ukropina     Director                      June 30, 1998
---------------------------
       James R. Ukropina*

/s/    Douglas C. Yearley    Director                      June 30, 1998
---------------------------
       Douglas C. Yearley*

       *By: /s/ Stephen M. Piper                           June 30, 1998
           ----------------------------------------
            (Stephen M. Piper, Attorney-in-fact**)

--------------------

** By authority of powers of attorney filed with this Post-Effective Amendment No. 1 to Registration Statement 333-06481.